UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2011

RIGHTNOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT		59718
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (406) 522-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 31, 2011, RightNow Technologies, Inc.’s Board of Directors authorized a $25 million increase (for a total of $65 million) to its existing stock repurchase program. The stock repurchase program was initially authorized for $10 million, as announced on July 28, 2010, subsequently increased by $15 million, as announced on November 17, 2010, and subsequently increased by $15 million, as announced on August 18, 2011. The additional increase will stay in place for the next two years. Repurchases under the increased program may commence after two business days from the filing of this report.

The information contained in this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report shall not be deemed an admission as to the materiality of any information contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC.
(Registrant)

Dated: September 1, 2011	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer, Senior Vice President and Treasurer